Exhibit 99.02

First Quarter 2018 Results – CFO Commentary

August 2, 2017

This CFO commentary has been updated to include only information that is not included in the fiscal first quarter 2018 press release, prepared remarks, and supplemental financial materials. All of these documents can be found on our 1Q18 event page located on the Investor Relations website.

Q1 Fiscal 2018 Commentary

Compared to our Q4 guidance, foreign currency positively impacted revenue and operating income by $8 million and $5 million, respectively. Compared to Q1 of last year, foreign currency negatively impacted revenue and operating income by $11 million and $6 million, respectively.

Consumer Digital Safety Q1 Metrics:

Metric	Q1FY18
Consumer Digital Safety Direct Customer Count (quarter-ending)	21.1 million
Consumer Digital Safety Direct ARPU	$7.87/month
Partner Revenue	$58 million

Balance Sheet

In the first quarter of fiscal 2018, we completed our accelerated stock repurchase (“ASR”) that we entered into in Q4FY17 and received an additional 2.2 million shares of our common stock. The total shares received and retired under the terms of the ASR agreement were 16.4 million, with an average price paid per share of $30.51.

Cash, cash equivalents and short-term investments at the end of the quarter was $2.3 billion of which approximately 63% is located outside of the United States.

Non-GAAP deferred revenue at the end of Q1FY18 was $2.9 billion.

	Non-GAAP Deferred			Purchase		GAAP
(In millions)	ST	LT	Total	Accounting	Veritas	Deferred
Enterprise Security	$1,377	$437	$1,814	$(84)	$54	$1,784
Consumer Digital Safety	$995	$47	$1,042	$(32)	-	$1,010
Combined	$2,372	$484	$2,856	$(116)	$54	$2,794

In addition, non-GAAP deferred revenue at the end of Q4FY17 was $2.9 billion.

	Non-GAAP Deferred			Purchase		GAAP
(In millions)	ST	LT	Total	Accounting	Veritas	Deferred
Enterprise Security	$1,417	$407	$1,824	$(104)	$71	$1,791
Consumer Digital Safety	$1,009	$50	$1,059	$(63)	-	$996
Combined	$2,426	$457	$2,883	$(167)	$71	$2,787

As of the end of Q1FY18, the deferred revenue balance includes $54 million related to Veritas deferred revenue booked in prior shared contracts. This will amortize over the remaining term of the underlying contracts. We expect approximately 75% of revenue at the midpoint of guidance to roll off the balance sheet in Q2FY18.

Gross debt at the end of the quarter was $6.3 billion. During Q1, as part of our plan to deleverage our balance sheet, we repaid principal amounts of $2.0 billion, which included $600 million principal balance of notes that matured.

A schedule of the dilutive impact from the convertible debt is available on our Investor Relations website.

Definitions

Growth adjusted for acquisitions - defined as the total non-GAAP net revenue divided by the year ago non-GAAP net revenue plus the non-GAAP net revenue from the acquired companies. However for fiscal 2017 we have excluded the LifeLock revenue from both the current and year ago periods, due to shortness of the stub period.

Organic growth - excludes revenue from acquisitions that is shorter than twelve months.

Deferred revenue from balance sheet - includes a portion of Veritas deferred revenue from Symantec and Veritas bundled contracts entered into prior to operational separation. The Veritas deferred revenue from those contracts will amortize into discontinued operations.

Consumer Digital Safety Direct Customer Count – Consumers who have a direct billing relationship with Symantec, including online acquisition and retention, affiliates, co-marketing, and OEM channels, but excluding retail and other partners.

Consumer Digital Safety Direct ARPU – Total non-GAAP revenue from direct customers divided by the average Consumer Digital Safety Direct Customer Count for the period, expressed as a monthly figure.

Consumer Digital Safety Partner Revenue – Non-GAAP revenue generated through billing relationships with partners. Examples are retailers, service providers, and corporations who often purchase on behalf of their end customers or employees.

Outlook
Our outlook incorporates a basket of currencies including  EUR/USD exchange rate of $1.14/€.

Guidance details can be found in our 1Q18 earnings press release.

Below are additional metrics for modeling purposes

Q2 Fiscal 2018
•	We expect non-GAAP net interest expense and other income for the second quarter of approximately $49 million.
•	We expect a non-GAAP effective tax rate of 29.5%.
•	Our guidance assumes a basic weighted-average share count of approximately 615 million for GAAP and a fully diluted weighted-average share count of approximately 670 million for non-GAAP.

Fiscal 2018
•	We expect non-GAAP net interest expense and other income for fiscal 2018 of approximately $200 million.
•	We expect a non-GAAP effective tax rate of 29.5%.
•	Our guidance assumes a fully diluted weighted-average share count of approximately 675 million for GAAP and non-GAAP financials.

Use of GAAP and Non-GAAP Financial Information:

Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue, certain acquisition and integration costs, litigation accruals, discontinued operations, stock-based compensation, restructuring and transition matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the comparable GAAP results, which are included herein.

Explanation of Non-GAAP Measures

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below.  Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods.  We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures.  Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations:  In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods.

Deferred revenue:  Our non-GAAP deferred revenue eliminates the impact of Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP and additionally, eliminates the impact of deferred revenue associated with the Veritas business remaining on our Consolidated Balance Sheets at period end. (See Discontinued operations discussion above). We believe that eliminating these impacts improves the comparability of deferred revenue between periods. Our management uses non-GAAP deferred revenue to assess our future operating performance and to calibrate overall future revenue trends.  Nevertheless, non-GAAP deferred revenue has limitations as an analytical tool and is not an indicator of future GAAP revenues and should not be considered in isolation or as a substitute for GAAP deferred revenue.  Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Net revenues: Our non-GAAP net revenues eliminates the impact of the Blue Coat and LifeLock deferred revenue purchase accounting adjustments required by U.S. GAAP. U.S. GAAP requires an adjustment to the liability for acquired deferred revenue such that the liability approximates how much we the acquirer would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our U.S. GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments.  In addition, our management uses non-GAAP net revenues, excluding the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends.  Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP net revenues. Additionally, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.

Stock-based compensation:  This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation.  When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Amortization of intangible assets:  When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred.  In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Acquisition and integration costs:  These represent the transaction and integration costs associated with the Blue Coat and LifeLock acquisitions.  These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude the transaction and integration expenses as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Restructuring, transition and other:  We have engaged in various restructuring, transition, and other activities over the past several years which have resulted in severance, facilities and other exit and disposal costs, including asset write-offs.  Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Each restructuring, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope.  We do not engage in restructuring, transition, or other activities in the ordinary course of business.  While our operations previously benefited from the employees and facilities covered by our various restructuring and charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period.  We believe that it is important to understand these charges and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt.  We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Income tax effects and adjustments:  Our non-GAAP tax rate for the first quarter of fiscal 2018 was 29.5%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Forward Looking Statements:

This commentary contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including the statements under the caption “Outlook” and the statements regarding Symantec’s other projected financial and business results, including demand for its products and services, Symantec’s enhanced capabilities and the impact of the Website Security business divestiture.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this commentary. Such risk factors include those related to: the satisfaction of the conditions to closing of the divestiture of our Website Security business and risks related thereto; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this commentary. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors section of Symantec’s Form 10-K for the fiscal year ended March 31, 2017.